     Exhibit 99.1

INSTALLED BUILDING PRODUCTS REPORTS
RECORD SECOND QUARTER 2022 RESULTS AND
DECLARES REGULAR QUARTERLY CASH DIVIDEND

Columbus, Ohio, August 4, 2022 Installed Building Products, Inc. (the "Company" or "IBP") (NYSE: IBP), an industry-leading installer of insulation and complementary building products, today announced results for the second quarter ended June 30, 2022.
Second Quarter 2022 Highlights (Comparisons are to Prior Year Period)
•Net revenue increased 38.7% to a quarterly record of $676.7 million
◦Installation revenue increased 32.1% to $638.0 million, driven by strong growth across IBP’s residential new construction, repair and remodel, and commercial markets
◦Other revenue, which includes IBP’s manufacturing and distribution operations, increased from $5.6 million to $40.3 million, driven by strong operating results and a recent acquisition
•Net income increased 61.0% to $59.9 million
•Adjusted EBITDA* increased 53.1% to $119.5 million
•Net income per diluted share increased 65.0% to $2.07
•Adjusted net income per diluted share* increased 55.9% to $2.48
•Price/mix growth increased by a record 24.9% during the second quarter
•At June 30, 2022, IBP had $164.8 million in cash, cash equivalents, and investments
•Declared second quarter dividend of $0.315 per share which was paid to shareholders on June 30, 2022
•Returned $59.3 million to shareholders in the second quarter through dividends and share repurchases
Recent Developments
•Acquired Ozark's Modern Insulation and Insulation Pros
•IBP's Board of Directors authorized the Company to purchase up to $200 million of stock through August 10, 2023 under a new stock repurchase program, replacing the existing program
•Robert H. Schottenstein appointed to the Company’s Board of Directors
•IBP’s Board of Directors declared the third quarter regular cash dividend of $0.315 per share

“We achieved record operating and financial results during the 2022 second quarter as our team worked hard to support our customers and capitalize on strong end-market demand. The second quarter benefited from the continued success of our local branches, which prudently align our selling prices with the value we offer our customers. Our price/mix increased 24.9%, driving strong incremental margins and earnings,” stated Jeff Edwards, Chairman and Chief Executive Officer.

“IBP’s asset-light business model continues to generate substantial operating cash flow, which we allocate primarily toward our strategic acquisitions, dividend distributions, and share repurchases. Year-to-date, we have returned over $144.5 million in cash back to our shareholders through our regular cash dividend, annual variable dividend, and the existing share repurchase program. While interest rates continue to increase from historically low levels, we believe demand for our installation service is strong and the current residential construction backlog continues to support our business,” concluded Mr. Edwards.
Acquisition Update
IBP continues to prioritize profitable growth through its proven strategy of acquiring well-run installers of insulation and complementary building products. To date in 2022, IBP has acquired over $71 million of annual revenue and expects to acquire at least $100 million of revenue for the full year.

During the 2022 second quarter and August, IBP announced the following acquisitions:
•In April 2022, IBP acquired Central Aluminum Supply Corporation, a Trenton, New Jersey based distributor of gutter supplies and accessories with annual revenue of approximately $45 million.
•In April 2022, IBP made a minority investment and became the first U.S. client for Energi.ai, a unified data driven, artificial intelligence (“AI”), and machine learning platform for climate action.
•In May 2022, IBP acquired Tri-County Insulation and Acoustical Contractors, a Santa Clara, California based installer of fiberglass insulation, spray foam insulation, and acoustical ceiling insulation with annual revenue of approximately $14 million.
•In August 2022, IBP acquired Ozark's Modern Insulation and Insulation Pros, Missouri based installers, which primarily install fiberglass insulation, with combined annual revenue of over $3 million.
Cash Dividend and Share Repurchases
IBP’s Board of Directors has approved the Company’s quarterly cash dividend of $0.315 per share, payable on September 30, 2022, to stockholders of record on September 15, 2022.

Through the first six months of 2022, IBP repurchased over one million shares of its common stock at a total cost of $99.7 million, including commissions. The Board of Directors authorized a new stock repurchase program allowing the Company to repurchase up to $200 million of its stock through August 10, 2023. This new program replaces the existing program.
Second Quarter 2022 Results Overview
For the second quarter of 2022, net revenue was a quarterly record of $676.7 million, an increase of 38.7% from $488.1 million for the second quarter of 2021. On a consolidated same branch basis, net revenue improved 27.3% from the prior year quarter, which was attributable to a 7.0% increase in the volume of jobs completed and a 24.9% increase in price/mix during the second quarter relative to the same period last year. Residential sales growth within our Installation segment was 32.7% on a same branch basis in the quarter. Commercial sales growth of 13.9% was largely driven by recent acquisitions with same branch sales up 4.7% from the prior year quarter.
Gross profit improved 42.7% to $216.7 million from $151.9 million in the prior year quarter. Adjusted gross profit* as a percent of total revenue was 32.0% which adjusts for the Company’s share-based compensation expense, as well as expenses directly related to COVID-19, compared to 31.1% for the same period last year.
Selling and administrative expense, as a percent of net revenue, was 16.8% compared to 18.3% in the prior year quarter. Adjusted selling and administrative expense*, as a percent of net revenue, was 16.1% compared to 17.4% in the prior year quarter.
Net income was $59.9 million, or $2.07 per diluted share, compared to $37.2 million, or $1.26 per diluted share in the prior year quarter. Adjusted net income* was $71.7 million, or $2.48 per diluted share, compared to $47.1 million, or $1.59 per diluted share in the prior year quarter. Adjusted net income accounts for the impact of non-core items in both periods, including an addback for non-cash amortization expense related to acquisitions.
Adjusted EBITDA* was $119.5 million, a 53.1% increase from $78.0 million in the prior year quarter, largely due to strong sales growth, improved gross margin, and lower selling and administrative expenses as a percent of net revenue compared to the prior year quarter.
Conference Call and Webcast
The Company will host a conference call and webcast on August 4, 2022 at 10:00 a.m. Eastern Time to discuss these results. To participate in the call, please dial 877-407-0792 (domestic) or 201-689-8263 (international). The live webcast will be available at www.installedbuildingproducts.com in the investor relations section. A replay of the conference call will be available through September 4, 2022, by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13730016.

About Installed Building Products
Installed Building Products, Inc. is one of the nation's largest new residential insulation installers and is a diversified installer of complementary building products, including waterproofing, fire-stopping, fireproofing, garage doors, rain gutters, window blinds, shower doors, closet shelving and mirrors and other products for residential and commercial builders located in the continental United States. The Company manages all aspects of the installation process for its customers, from direct purchase and receipt of materials from national manufacturers to its timely supply of materials to job sites and quality installation. The Company offers its portfolio of services for new and existing single-family and multi-family residential and commercial building projects in all 48 continental states and the District of Columbia from its national network of over 210 branch locations.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws, including with respect to the housing market and the commercial market, our operations, industry conditions, our financial and business model, payment of dividends, the demand for our services and product offerings, the impact of the COVID-19 crisis on our business and end markets, supply chain and material constraints, expansion of our national footprint and end markets, diversification of our products, our ability to grow and strengthen our market position, our ability to pursue and integrate value-enhancing acquisitions and the expected amount of acquired revenue, our ability to improve sales and profitability, the impact of the COVID-19 crisis on our financial results, and expectations for demand for our services and our earnings. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intends," "plan," and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Any forward-looking statements that we make herein and in any future reports and statements are not guarantees of future performance, and actual results may differ materially from those expressed in or suggested by such forward-looking statements as a result of various factors, including, without limitation, the duration, effect and severity of the COVID-19 crisis; any recurrence of COVID-19, including through any new variant strains of the virus, and the related surges in positive COVID-19 cases; the adverse impact of the COVID-19 crisis on our business and financial results, our supply chain, the economy and the markets we serve; general economic and industry conditions; inflation and interest rates; the material price and supply environment; the timing of increases in our selling prices; the risk that the Company may reduce, suspend or eliminate dividend payments in the future; and the factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. In addition, any future declaration of dividends will be subject to the final determination of our Board of Directors. Any forward-looking statement made by the Company in this press release speaks only as of the date hereof. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.
*Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains the non-GAAP financial measures of Adjusted EBITDA, Adjusted EBITDA margin (i.e., Adjusted EBITDA divided by net revenue), Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit and Adjusted Selling and Administrative expense. The reasons for the use of these measures, reconciliations of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Adjusted Gross Profit, and Adjusted Selling and Administrative expense to the most directly comparable GAAP measures and other information relating to these measures are included below following the unaudited condensed consolidated financial statements. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for IBP’s financial results prepared in accordance with GAAP.

Additional Information - Stock Repurchase Program
Under the repurchase program, the Company may purchase shares of its common stock through open market transactions, accelerated share repurchase transactions, privately negotiated transactions, block purchases or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The timing and amount of any repurchases under this program will be determined by the Company’s management at its discretion based on a variety of factors, including the market price of our common stock, corporate considerations, general market and economic conditions, and legal requirements. The program may be modified, discontinued or suspended at any time or from time to time. The Company anticipates funding for this program to come from available corporate funds, including cash on hand and future cash flow.

INSTALLED BUILDING PRODUCTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited, in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net revenue	$676,749	$488,098	$1,264,241	$925,164
Cost of sales	460,040	336,212	875,129	647,851
Gross profit	216,709	151,886	389,112	277,313
Operating expenses
Selling	29,371	22,631	54,563	43,489
Administrative	84,030	66,474	163,174	131,551
Amortization	11,261	9,178	22,358	17,574
Operating income	92,047	53,603	149,017	84,699
Other expense, net
Interest expense, net	10,401	7,520	21,001	15,094
Other expense (income)	368	(92)	513	(11)
Income before income taxes	81,278	46,175	127,503	69,616
Income tax provision	21,374	8,962	33,777	15,112
Net income	$59,904	$37,213	$93,726	$54,504
Other comprehensive income (loss), net of tax:
Net change on cash flow hedges, net of tax (provision) benefit of $(3,603) and $1,244 for the three months ended June 30, 2022 and 2021, respectively, and $(10,033) and $(2,184) for the six months ended June 30, 2022 and 2021, respectively	10,150	(3,687)	28,261	6,470
Comprehensive income	$70,054	$33,526	$121,987	$60,974
Earnings Per Share:
Basic	$2.08	$1.27	$3.23	$1.86
Diluted	$2.07	$1.26	$3.21	$1.84
Weighted average shares outstanding:
Basic	28,781,866	29,374,801	29,040,693	29,330,910
Diluted	28,894,140	29,609,744	29,235,997	29,612,101

Cash dividends declared per share	$0.32	$0.30	$1.53	$0.60

INSTALLED BUILDING PRODUCTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share and per share amounts)

	June 30,	December 31,
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$69,940	$333,485
Investments	94,865	—
Accounts receivable (less allowance for credit losses of $9,264 and $8,717 at June 30, 2022 and December 31, 2021, respectively)	384,696	312,767
Inventories	192,387	143,039
Prepaid expenses and other current assets	74,830	70,025
Total current assets	816,718	859,316
Property and equipment, net	114,699	105,933
Operating lease right-of-use assets	73,280	69,871
Goodwill	354,971	322,517
Customer relationships, net	191,375	178,264
Other intangibles, net	94,443	86,157
Other non-current assets	56,601	31,144
Total assets	$1,702,087	$1,653,202
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$30,642	$30,839
Current maturities of operating lease obligations	24,696	23,224
Current maturities of finance lease obligations	2,049	1,747
Accounts payable	155,287	132,705
Accrued compensation	65,692	50,964
Other current liabilities	84,524	68,090
Total current liabilities	362,890	307,569
Long-term debt	828,632	832,193
Operating lease obligations	48,298	46,075
Finance lease obligations	4,462	3,297
Deferred income taxes	14,834	4,819
Other long-term liabilities	42,370	42,409
Total liabilities	1,301,486	1,236,362
Commitments and contingencies (Note 16)
Stockholders’ equity
Preferred Stock; $0.01 par value: 5,000,000 authorized and 0 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	—	—
Common stock; $0.01 par value: 100,000,000 authorized, 33,428,587 and 33,271,659 issued and 28,745,614 and 29,706,401 shares outstanding at June 30, 2022 and December 31, 2021, respectively	334	333
Additional paid in capital	222,270	211,430
Retained earnings	401,326	352,543
Treasury stock; at cost: 4,682,973 and 3,565,258 shares at June 30, 2022 and December 31, 2021, respectively	(251,363)	(147,239)
Accumulated other comprehensive income (loss)	28,034	(227)
Total stockholders’ equity	400,601	416,840
Total liabilities and stockholders’ equity	$1,702,087	$1,653,202

INSTALLED BUILDING PRODUCTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Six months ended June 30,
	2022	2021
Cash flows from operating activities
Net income	$93,726	$54,504
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization of property and equipment	23,162	21,570
Amortization of operating lease right-of-use assets	13,224	10,549
Amortization of intangibles	22,358	17,574
Amortization of deferred financing costs and debt discount	961	663
Provision for credit losses	1,887	102
Gain on sale of property and equipment	(511)	(560)
Noncash stock compensation	7,078	6,693
Amortization of terminated interest rate swap	1,668	1,602
Changes in assets and liabilities, excluding effects of acquisitions
Accounts receivable	(66,719)	(3,953)
Inventories	(33,481)	(19,973)
Other assets	(1,474)	(1,225)
Accounts payable	19,259	3,724
Income taxes receivable/payable	11,466	(297)
Other liabilities	6,855	(7,538)
Net cash provided by operating activities	99,460	83,435
Cash flows from investing activities
Purchases of investments	(124,713)	—
Maturities of short term investments	30,000	—
Purchases of property and equipment	(24,512)	(20,278)
Acquisitions of businesses, net of cash acquired of $337 and $168 in 2,022 and 2021, respectively	(72,463)	(67,715)
Proceeds from sale of property and equipment	830	1,112
Other	(7,047)	(5)
Net cash used in investing activities	(197,905)	(86,886)
Cash flows from financing activities
Payments on Term Loan	(2,500)	—
Proceeds from vehicle and equipment notes payable	13,325	15,103
Debt issuance costs	(657)	—
Principal payments on long-term debt	(16,158)	(13,012)
Principal payments on finance lease obligations	(1,085)	(1,041)
Dividends paid	(44,877)	(17,607)
Acquisition-related obligations	(9,024)	(2,050)
Repurchase of common stock	(99,665)	—
Surrender of common stock awards by employees	(4,459)	(5,551)
Net cash used in financing activities	(165,100)	(24,158)
Net change in cash and cash equivalents	(263,545)	(27,609)
Cash and cash equivalents at beginning of period	333,485	231,520
Cash and cash equivalents at end of period	$69,940	$203,911
Supplemental disclosures of cash flow information
Net cash paid during the period for:
Interest	$22,586	$12,899
Income taxes, net of refunds	22,311	15,288
Supplemental disclosure of noncash activities
Right-of-use assets obtained in exchange for operating lease obligations	16,561	16,967
Release of indemnification of acquisition-related debt	980	2,036
Property and equipment obtained in exchange for finance lease obligations	2,600	1,134
Seller obligations in connection with acquisition of businesses	25,278	12,954
Unpaid purchases of property and equipment included in accounts payable	1,058	886

Information on Segments
In the first quarter of 2022, we realigned our operating segments. This change resulted in our Company having three operating segments consisting of Installation, Distribution and Manufacturing. The Other category reported below reflects the operations of our Distribution and Manufacturing operating segments.

INSTALLED BUILDING PRODUCTS, INC.
SEGMENT INFORMATION
(unaudited, in thousands)

	Three months ended June 30, 2022				Three months ended June 30, 2021
	Installation	Other	Eliminations	Consolidated	Installation	Other	Eliminations	Consolidated
Revenue	$637,998	$40,291	$(1,540)	$676,749	$482,965	$5,623	$(490)	$488,098
Cost of sales (exclusive of depreciation and amortization shown separately below)	419,812	30,392	(1,290)	448,914	322,244	4,076	(386)	325,934
Adjusted gross profit	218,186	9,899	(250)	227,835	160,721	1,547	(104)	162,164
Depreciation and amortization				11,126				10,278
Gross profit, as reported				216,709				151,886
Selling				29,371				22,631
Administrative				84,030				66,474
Amortization				11,261				9,178
Operating income				92,047				53,603
Interest expense, net				10,401				7,520
Other expense (income)				368				(92)
Income before income taxes				$81,278				$46,175

	Three months ended June 30, 2022				Three months ended June 30, 2021
	Installation	Other	Eliminations	Consolidated	Installation	Other	Eliminations	Consolidated
Adjusted gross profit percentage	34.2%	24.6%	16.2%	33.7%	33.3%	27.5%	21.2%	33.2%

	Six months ended June 30, 2022				Six months ended June 30, 2021
	Installation	Other	Eliminations	Consolidated	Installation	Other	Eliminations	Consolidated
Revenue	$1,199,629	$66,941	$(2,329)	$1,264,241	$915,142	$10,877	$(855)	$925,164
Cost of sales (exclusive of depreciation and amortization shown separately below)	805,504	49,765	(1,899)	853,370	620,077	8,143	(669)	627,551
Adjusted gross profit	394,125	17,176	(430)	410,871	295,065	2,734	(186)	297,613
Depreciation and amortization				21,759				20,300
Gross profit, as reported				389,112				277,313
Selling				54,563				43,489
Administrative				163,174				131,551
Amortization				22,358				17,574
Operating income				149,017				84,699
Interest expense, net				21,001				15,094
Other expense (income)				513				(11)
Income before income taxes				$127,503				$69,616

	Six months ended June 30, 2022				Six months ended June 30, 2021
	Installation	Other	Eliminations	Consolidated	Installation	Other	Eliminations	Consolidated
Adjusted gross profit percentage	32.9%	25.7%	18.5%	32.5%	32.2%	25.1%	21.8%	32.2%

The prior period disclosures in the above table have been recast to conform to the current period segment presentation.

INSTALLED BUILDING PRODUCTS, INC.
REVENUE BY END MARKET
(unaudited, in thousands)

	Three months ended June 30,				Six months ended June 30,
	2022		2021		2022		2021
Installation
Residential new construction	$505,513	75%	$369,736	76%	$947,916	75%	$696,979	75%
Repair and remodel	37,965	5%	30,245	6%	70,606	6%	58,534	7%
Commercial	94,520	14%	82,984	17%	181,107	14%	159,629	17%
Net revenue - Installation	$637,998	94%	$482,965	99%	$1,199,629	95%	$915,142	99%
Other [1]	38,751	6%	5,133	1%	64,612	5%	10,022	1%
Net revenue, as reported	$676,749	100%	$488,098	100%	$1,264,241	100%	$925,164	100%

1 Net revenue for manufacturing operations are included in Other category for all periods presented to conform with our change in composition of operating segments.

Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Gross Profit and Adjusted Selling and Administrative Expense measure performance by adjusting EBITDA, GAAP net income, gross profit and selling and administrative expense, respectively, for certain income or expense items that are not considered part of our core operations. We believe that the presentation of these measures provides useful information to investors regarding our results of operations because it assists both investors and us in analyzing and benchmarking the performance and value of our business.

We believe the Adjusted EBITDA measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of our capital structure (primarily interest expense), asset base (primarily depreciation and amortization), items outside our control (primarily income taxes) and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. In addition, we use various EBITDA-based measures in determining the achievement of awards under certain of our incentive compensation programs. Other companies may define Adjusted EBITDA differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted EBITDA may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.
Although we use the Adjusted EBITDA measure to assess the performance of our business, the use of the measure is limited because it does not include certain material expenses, such as interest and taxes, necessary to operate our business. Adjusted EBITDA should be considered in addition to, and not as a substitute for, GAAP net income as a measure of performance. Our presentation of this measure should not be construed as an indication that our future results will be unaffected by unusual or non-recurring items. This measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, this measure is not intended as an alternative to net income as an indicator of our operating performance, as an alternative to any other measure of performance in conformity with GAAP or as an alternative to cash flow provided by operating activities as a measure of liquidity. You should therefore not place undue reliance on this measure or ratios calculated using this measure.
We also believe the Adjusted Net Income measure is useful to investors and us as a measure of comparative operating performance from period to period as it measures our changes in pricing decisions, cost controls and other factors that impact operating performance, and removes the effect of certain non-core items such as discontinued operations, acquisition related expenses, amortization expense, the tax impact of these certain non-core items, and the volatility related to the timing and extent of other activities such as asset impairments and non-core income and expenses. To make the financial presentation more consistent with other public building products companies, beginning in the fourth quarter 2016 we included an addback for non-cash amortization expense related to acquisitions. Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. Other companies may define Adjusted Net Income differently and, as a result, our measure may not be directly comparable to measures of other companies. In addition, Adjusted Net Income may be defined differently for purposes of covenants contained in our revolving credit facility or any future facility.

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED NET INCOME CALCULATIONS
(unaudited, in thousands, except share and per share amounts)

The table below reconciles Adjusted Net Income to the most directly comparable GAAP financial measure, net income, for the periods presented therein.
Per share figures may reflect rounding adjustments and consequently totals may not appear to sum.

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Net income, as reported	$59,904	$37,213	$93,726	$54,504
Adjustments for adjusted net income
Share based compensation expense	3,660	3,497	7,078	6,693
Acquisition related expenses	737	740	1,401	1,901
COVID-19 expenses [1]	—	1	301	53
Amortization expense [2]	11,261	9,178	22,358	17,574
Legal Reserve	280	—	845	—
Tax impact of adjusted items at a normalized tax rate [3]	(4,144)	(3,488)	(8,316)	(6,817)
Adjusted net income	$71,698	$47,141	$117,393	$73,908
Weighted average shares outstanding (diluted)	28,894,140	29,609,744	29,235,997	29,612,101
Diluted net income per share, as reported	$2.07	$1.26	$3.21	$1.84
Adjustments for adjusted net income, net of tax impact, per diluted share [4]	0.41	0.33	0.82	0.66
Diluted adjusted net income per share	$2.48	$1.59	$4.03	$2.50

1    Addback of employee pay, employee medical expenses, and legal fees directly attributable to COVID-19.
2     Addback of all non-cash amortization resulting from business combinations.
3     Normalized effective tax rate of 26.0% applied to periods presented.
4     Includes adjustments related to the items noted above, net of tax.

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED GROSS PROFIT CALCULATIONS
(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Gross profit	$216,709	$151,886	$389,112	$277,313
Share based compensation expense	171	63	320	125
COVID-19 expense [1]	—	—	2	49
Adjusted gross profit	$216,880	$151,949	$389,434	$277,487
Adjusted gross profit - % Total Revenue	32.0%	31.1%	30.8%	30.0%

1     Addback of employee pay and employee medical expenses directly attributable to COVID-19.

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED SELLING AND ADMINISTRATIVE EXPENSE CALCULATIONS
(unaudited, in thousands)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Selling expense	$29,371	$22,631	$54,563	$43,489
Administrative expense	84,030	66,474	163,174	131,551
Selling and Administrative	$113,401	$89,105	$217,737	$175,040
Share based compensation expense	3,489	3,434	6,758	6,567
Acquisition related expense	737	740	1,401	1,901
COVID-19 expenses [1]	—	1	299	4
Legal reserve	280	—	845	—
Adjusted Selling and Administrative	$108,895	$84,930	$208,434	$166,568
Adjusted Selling and Administrative - % Total Revenue	16.1%	17.4%	16.5%	18.0%

1    Addback of employee pay and employee medical expenses directly attributable to COVID-19.

INSTALLED BUILDING PRODUCTS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED EBITDA CALCULATIONS
(unaudited, in thousands)

The table below reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure, net income, for the periods presented therein.

Per share figures may reflect rounding adjustments and consequently totals may not appear to sum.

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Adjusted EBITDA
Net income (GAAP)	$59,904	$37,213	$93,726	$54,504
Interest expense	10,401	7,520	21,001	15,094
Provision for income tax	21,374	8,962	33,777	15,112
Depreciation and amortization	23,095	20,085	45,520	39,144
EBITDA	114,774	73,780	194,024	123,854
Acquisition related expenses	737	740	1,401	1,901
Share based compensation expense	3,660	3,497	7,078	6,693
COVID-19 expenses [1]	—	1	301	53
Legal reserve	280	—	845	—
Adjusted EBITDA	$119,451	$78,018	$203,649	$132,501
Adjusted EBITDA Margin	17.7%	16.0%	16.1%	14.3%

1     Addback of employee pay and employee medical expenses directly attributable to COVID-19.

INSTALLED BUILDING PRODUCTS, INC.
SUPPLEMENTARY TABLE
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Period-over-period Growth
Consolidated Sales Growth	38.7%	23.9%	36.7%	16.9%
Consolidated Same Branch Sales Growth	27.3%	13.1%	25.0%	7.6%

Installation [1]
Sales Growth	32.1%	23.5%	31.1%	16.7%
Same Branch Sales Growth	27.4%	12.6%	24.9%	7.3%

Single-Family Sales Growth	37.8%	26.6%	37.6%	17.9%
Single-Family Same Branch Sales Growth	33.1%	17.7%	31.4%	11.1%

Multi-Family Same Branch Sales Growth	30.3%	14.1%	27.6%	16.3%
Multi-Family Same Branch	30.3%	3.5%	26.8%	5.0%

Residential Sales Growth	36.6%	24.4%	35.9%	17.7%
Residential Same Branch Sales Growth	32.7%	15.2%	30.6%	10.1%

Commercial Sales Growth [2]	13.9%	16.2%	13.5%	9.3%
Commercial Same Branch Sales Growth	4.7%	(0.6)%	5.3%	(7.4)%

Other [1,3]
Sales Growth	616.5%	89.0%	515.4%	59.9%
Same Branch Sales Growth	36.8%	89.0%	43.5%	59.9%

Same Branch Sales Growth - Installation
Volume Growth [4]	7.0%	17.1%	8.2%	13.5%
Price/Mix Growth [4]	24.9%	(2.8)%	19.8%	(4.4)%

U.S. Housing Market [5]
Total Completions Growth	2.0%	12.0%	(0.6)%	10.7%
Single-Family Completions Growth	5.7%	8.8%	3.7%	10.0%
Multi-Family Completions Growth	(5.9)%	22.6%	(12.2)%	14.0%
1    During the three months ended March 31, 2022, we realigned our operating segments to reflect recent changes in our business. Prior period disclosures in the above table have been recast to conform to the current period segment presentation. The segment change has no impact on the Company's previously reported consolidated U.S. GAAP financial results.
2    Our commercial end market consists of heavy and light commercial projects.
3     Other business segment category includes our manufacturing and distribution businesses operating segments. As of 1Q22, Installation segment end market growth metrics exclude the manufacturing and distribution businesses.
4     The heavy commercial end market is excluded from these metrics given its much larger per-job revenue compared to our average job.
5     U.S. Census Bureau data, as revised.

INSTALLED BUILDING PRODUCTS, INC.
INCREMENTAL REVENUE AND ADJUSTED EBITDA MARGINS
(unaudited, in thousands)

Revenue Increase
	Three months ended June 30,				Six months ended June 30,
	2022	% Total	2021	% Total	2022	% Total	2021	% Total
Same Branch	$133,141	70.6%	$51,474	54.7%	$231,408	68.2%	$60,251	45.0%
Acquired	55,509	29.4%	42,686	45.3%	107,668	31.8%	73,644	55.0%
Total	$188,650	100.0%	$94,160	100.0%	$339,076	100.0%	$133,895	100.0%

Adjusted EBITDA Margin Contributions
	Three months ended June 30,				Six months ended June 30,
	2022	% Margin	2021	% Margin	2022	% Margin	2021	% Margin
Same Branch	$34,406	25.8%	$6,871	13.3%	$56,935	24.6%	$7,791	12.9%
Acquired	7,027	12.7%	8,053	18.9%	14,213	13.2%	12,446	16.9%
Total	$41,433	22.0%	$14,924	15.8%	$71,148	21.0%	$20,237	15.1%

Source: Installed Building Products, Inc.
Contact Information:
Investor Relations:
614-221-9944
investorrelations@installed.net